Exhibit 99.1

SRM Entertainment Announces Expanded Merchandise License

Agreement with Toonz Entertainment and Zoonicorn LLC.

JUPITER, FL / September 11, 2023 – SRM Entertainment, Inc. (Nasdaq: SRM) today announced the expansion of the multi-year global licensing agreement signed with Los Angeles-based Zoonicorn, the multiplatform animated preschool brand from Zoonicorn, LLC and Toonz Entertainment. SRM Entertainment’s patented Sip With Me children’s cups which feature Zoonicorn franchise characters will be available online and at retail stores throughout the country. SRM and Zoonicorn are expanding the licensing agreement to additional Zoonicorn branded products which include plush and vinyl backpacks, tumblers and plastic drinkware.

SRM Entertainment will feature the Zoonicorn product line September 30 thru October 3, 2023 at the North American International Toy Fair in New York City (Booth #2689).

The recent SRM Entertainment initial public offering is being utilized to grow and expand SRM’s business. “The additional capital gives us the ability to increase manufacturing, add products and sign new licensing agreements. Since August 15th the day of our IPO we have written over $1.3 million in new orders.” stated Rich Miller, SRM’s CEO.

Zoonicorn recently announced the debut of the CGI series on streaming platforms worldwide. The 52x7’ series is now available on NBC’s OTT platform Peacock (USA). The series airs in nearly 200 countries around the world, with Season 1 now being delivered and Season 2 already in development. Global licensing for the brand is shared by Toonz Entertainment and Zoonicorn and is headed by J’net Smith of All Art Licensing.

The Zoonicorns inhabit the dreams of young animals, taking them on amazing adventures to help learn important social-emotional skills with a focus on optimism and resilience. The Zoonicorns cleverly guide each dreamer through a whirlwind of fun-loving escapades and when the dream is over, the young animal wakes up feeling self-confident, with the decision-making skills necessary to overcome whatever challenges they are facing. At the heart of every solution is the one important truth—the power to solve any problem is inside of them.

Multi Emmy Award-winner Mark Zaslove (Winnie the Pooh, Lazytown, Bob The Builder) serves as show runner and lead writer/editor for the series. The music for the show has been composed by Emmy Award winning composer Rich Dickerson.

About SRM Entertainment, Inc.

SRM Entertainment, Inc. designs, develops and manufactures custom toys and souvenirs for the world’s largest theme parks and entertainment venues. The Company provides exclusive custom products that are available worldwide at venues such as Walt Disney Parks and Resorts, Universal Studios, SeaWorld and other attractions. Additionally, SRM recently launched its retail product line which includes patented SMURFS Sip with Me cups.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the “Risk Factors” section of the registration statement for the Offering filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

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